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                                                                   EXHIBIT 10.24

      Portions of this document have been omitted subject to an application for confidential treatment submitted to the Securities and Exchange Commission on November 9, 1995.




                            PATENT LICENSE AGREEMENT

THIS AGREEMENT, made and entered into as of the 4th day of October, 1995 (the "Effective Date") between SQUARE D COMPANY, a Delaware corporation (hereinafter "SQUARE D"), and MEDAR, INC., a Michigan corporation (hereinafter "MEDAR");

WITNESSETH:

     WHEREAS SQUARE D is the present owner of patents and patent application(s) directed to single phase resistance weld controller TECHNOLOGY (hereinafter called "TECHNOLOGY"), each of which is listed in Group I of Appendix A hereof and MEDAR is the present owner of the patents and patent application(s) directed to the TECHNOLOGY, each of which is listed in Group II of Appendix A; and

     WHEREAS SQUARE D has filed two lawsuits (hereinafter called "the litigation") against MEDAR alleging patent infringement of certain patents listed in Group I of Appendix A hereof as the result of MEDAR's manufacture and sale of certain weld control units ("WCU") and MEDAR filed a counterclaim in one lawsuit for patent infringement of a patent in Group II of Appendix A; and

     WHEREAS SQUARE D AND MEDAR desire and wish to receive a non-exclusive, paid up license under all the patents listed in Groups I and II, respectively, in Appendix A hereof to manufacture, have made, use and sell, WCUs as well as provide services and replacements parts therefore worldwide; and

     WHEREAS SQUARE D AND MEDAR further desire and wish to receive a non-exclusive paid up license to enhance its commercial opportunities by being able to utilize TECHNOLOGY covered by the patents and patent applications listed in Groups I and II of Appendix A hereof to manufacture, have made, use and sell, complete or partial WCUs and replacement parts therefore worldwide; and

     WHEREAS SQUARE D AND MEDAR are desirous of granting the paid up license under each others patents which both parties acknowledge are valid by neither party acquiesces on the issue of infringement; and

     WHEREAS SQUARE D AND MEDAR are not desirous of granting each other a paid up license which would allow the other to sublicense that TECHNOLOGY or to in any other way grant the TECHNOLOGY to a third party which allows that third party to manufacture or have made WCUs that involves the licensed TECHNOLOGY.


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     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Definitions: As utilized herein, the term "Licensed Patents" is defined as all patents listed in Appendix A hereof and all patents issuing from patent applications listed in Appendix A hereof, including all continuations, continuation-in-part, reissues or extensions thereof, together with all counterpart patent rights thereof throughout the world.

     2. Subject only to the provisions of paragraph 6, each party hereby grants and agrees to grant to the other party a worldwide non-exclusive, fully paid-up, non-cancelable right and license under the Licensed Patents to manufacture, have made, use and sell products covered by one or more claims of the Licensed Patents. Neither party grants the other party a right to sublicense or in any other way to grant to another party the right to manufacture or have made WCUs containing the TECHNOLOGY under any of the Licensed Patents. In order to fully and completely resolve the current dispute between the parties and to attempt to avoid new disputes over the Licensed Patents, it is agreed: a.) that a parties purchase, acquisition or exercise of control over the products of another entity, which are covered by claims of the Licensed Patents, for the purpose of resale or other distribution under any name or name(s) other than a name wholly owned by the party is not included within the scope of the above license; b.) that the sale or distribution by a party of a weld control unit or component parts thereof covered by claims of the Licensed Patents for the use by another entity in or toward the manufacture of a complete or partial weld control unit is not included within the scope of the above license unless such product is sold under a name wholly owned by the party to this AGREEMENT sell the product.

     3. The term of this AGREEMENT shall extend from the Effective Date until the expiration of the last to expire of the Licensed Patents.

     4. SQUARE D, upon receipt of the payment specified in paragraph 5 below, releases MEDAR, all purchasers and users of products acquired previously from MEDAR, MEDAR's shareholders, directors, officers, employees, agents, successors and assigns from all claims, demands, and rights of action which SQUARE D may have on account of any alleged infringement of the Licensed Patents and on account of the manufacture, use, sale or other disposition by MEDAR of products allegedly covered by one or more claims thereof prior to the Effective Date of this AGREEMENT. MEDAR as part of the Agreement to settle this dispute with SQUARE D releases SQUARE D, all purchasers and users of products acquired previously from SQUARE D, SQUARE D's stockholder, directors, officers, employees, agents, successors and assigns from all claims, demands, and rights of action which MEDAR may have on account of the manufacture, use, sale or other disposition by SQUARE D of products allegedly covered by one or more claims thereof prior to the Effective Date of this AGREEMENT.

     5. As consideration for entry of SQUARE D into this AGREEMENT, MEDAR irrevocably promises to pay Square D the nonrefundable, lump sum of
U.S. Dollars (US $                 ) as follows:

      (a) contemporaneously with the execution and delivery of this AGREEMENT to SQUARE D, MEDAR shall pay to SQUARE D
      Dollars ($      ),


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      representing the total amount due for any alleged past infringement of the Licensed Patents; and

      (b)  the remaining amount of            U.S. dollars (US $        )
      which MEDAR has promised to pay SQUARE D shall be payable and actually delivered to SQUARE D in installment payments of
      U.S. Dollars (US $         ) on or before each anniversary date
      of this AGREEMENT for next ten (10) years, representing the consideration for the paid up license and other rights granted herein.

            Material omitted subject to an application for confidential treatment submitted to the Securities and Exchange Commission on November 9, 1995.

     6. Notwithstanding the fact that any or all of the claims for the patents listed in Group I are held invalid subsequent to this Agreement, in the event that MEDAR fails to make an installment payment due under the provision of the preceding paragraph of this AGREEMENT, which has not been cured within ten (10) days from the date of notice thereof given to MEDAR, the license granted by SQUARE D to MEDAR may be terminated by SQUARE D in its sole discretion. In the event that MEDAR's failure to make an installment payment is not cured within ten (10) day notice period, all payments due and to become due in the future under the provisions of the preceding paragraph if this AGREEMENT shall become immediately due and payable to SQUARE D including reasonable attorney fees associated therewith.

     7. Overdue payments to SQUARE D payable pursuant to this AGREEMENT shall bear interest at an annual rate of five percent (5%) above the average prime lending rate in effect for corporations of comparable size to MEDAR offered by Citibank N.A. and Chemical Bank N.A. of New York, New York during default.

     8. Any delay, waiver or omission by SQUARE D in the exercise by it of any right or power arising from any breach or default in payment by MEDAR under the terms of this AGREEMENT shall not be construed to be a waiver by it of any subsequent breach or default of payment by MEDAR.

     9. The litigation shall be dismissed with prejudice, but without costs. Within three business days after the date of execution of this AGREEMENT and the payment by MEDAR to SQUARE D of the consideration call for in Section 5a of this AGREEMENT, the parties shall cause their respective attorneys to execute and present to the courts Stipulation of Dismissal with Prejudice in the form attached hereto as Appendix B and C.

     10. Both parties represents and warrant that the patents and patent application(s) listed in Groups I and II, respectively, in Appendix A hereof are each and every issued United States patent, foreign counterpart thereof and pending United States patent application directed to the TECHNOLOGY owned by each party.

     11. Both parties represent and warrant that they have good title to the Licensed Patents and the right to grant the rights, license and release granted by them hereunder but DO NOT


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warrant in any way that the manufacture, use and/or sale of products hereunder will not infringe the intellectual property rights of any third party, nor do they make any warranty or representation as to the validity, enforceability or scope of any of the Licensed Patents. However, with regard to the foregoing, both parties have no knowledge that any of their products covered by the claims of the Licensed Patents infringe the intellectual property rights of any third party as of the Effective Date of this AGREEMENT. Neither party warrants in any way that apparatus covered by the claims of the Licensed Patents has commercial utility.

     12. No rights are granted or implied by this AGREEMENT by either party under any patents other than the Licensed Patents.

     13. This AGREEMENT shall be governed by and construed in accordance with the laws of the State of Delaware.

     14. This AGREEMENT shall inure to the benefit of and be binding upon any successor in title of the Licensed Patents and may be assigned, only in its entirety, to the successor of the entire business of either party to which this AGREEMENT pertains providing such successor expressly agrees in writing to be bound by the terms hereof. The grant that any such successor receives under paragraph 2 hereof shall be limited to products of either party in existence at the time of assignment to the first such successor of either party or previously in existence. In the event this AGREEMENT is so assigned, any successor's license is understood to apply only to the activity of those portions of the successor's business originally acquired from either party and not to any prior activity of such successor or activity engaged in by the successor's other business. This AGREEMENT may not be otherwise assigned, either in whole or in part, by either party without the written consent of the other party which consent shall not be unreasonable withheld. Further, should either party, its successors or assigns desire in the future to obtain rights under any future patent issued by either party in addition to those granted by this AGREEMENT, both parties will consider in good faith meeting with the other, its successors or assigns to discuss the terms under which such rights might be granted.

     15. The parties agree that specific terms of this AGREEMENT will not be disclosed to third parties. However, the specific terms of this AGREEMENT may be disclosed to others for the purpose of informing stockholders and the like or potential future licensees and both parties in so doing will advise the others of the confidential nature of this AGREEMENT. The specific terms of this AGREEMENT may also be disclosed pursuant to the order or requirement of a Court, to the Exchange Commission with the specific proviso that confidentiality will be requested or upon written consent of the other party.

     16. Both parties shall exercise their best efforts to notify the other promptly of any actual or suspected infringement of Licensed Patents. Both parties will consider the elimination of the infringement of the Licensed Patents, taking into account such matters as the likelihood of success, the expected costs, and the potential adverse effect of pursuing the matter. If either party has failed to eliminate such infringement and is not diligently taking steps to do so after one year has expired from the time either party has notified the other party of the existence of an actual or suspected infringement, and if either party notifies the other party again, in writing, of a desire to pursue the actual or alleged infringers, then either party shall in good faith consider

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granting the other party the right to pursue such infringer in the other party's name, provided that pursuing party shall indemnify the other party against the outside costs and expenses incurred by other party in connection therewith. The other party shall cooperate with the pursuing party in such matters and shall share with pursuing party any damages, award or license fees in equal proportion after first subtracting therefrom and reimbursing the pursuing party for its and other party's outside expenses in connection with such action.

     17. Each party agrees to defend, indemnify and hold the other party, its officers, agents and employees, harmless from any injury, loss, damage, claim or cause of action to the extent caused by any act or omission on the part of the party granting the license in connection with a third party claiming injury against the licensor with regard to any licensed product made by licensee under this AGREEMENT.

     18. SQUARE D and MEDAR shall destroy all documents and deposition transcripts and other materials of the other party designated or marked by the other as confidential in the litigation.

     19. Payments and any notices to SQUARE D hereunder are to be sent to:

SQUARE D COMPANY
Law Department, Intellectual Property Section
1415 South Roselle Road
Palatine, Illinois  60067

Any notices to MEDAR hereunder are to be sent to:


MEDAR, INC.
38700 Grand River Avenue
Farmington Hills, Michigan  48835-1563
Attention:           Charles Drake
                     Chairman of Board, CEO and President



     20. Each party will notify the other of the granting of any type of license to a third party on any of the Licensed Patents.

     21. All taxes imposed as a result of the existence of this AGREEMENT or the performance of the parties hereunder shall be borne and paid by the party required to do so by applicable law.

     22. Should any clause, sentence, or paragraph of this AGREEMENT judicially be declared to be invalid, unenforceable, or void, such decision shall not have the effect of invalidating or voiding the remainder of this AGREEMENT, and the parties hereto hereby agree that the part or parts of this AGREEMENT so held to be invalid, unenforceable, or void shall be deemed to have been stricken, and the remainder shall have the same force and effect as if such part or parts had never been included herein.


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     23. This AGREEMENT sets forth the entire AGREEMENT and understanding between the parties as to the subject matter of this AGREEMENT and merges all prior discussions between them, and neither of the parties shall be bound by any modification of this AGREEMENT, other than as expressly provided in this AGREEMENT or as duly set forth on or subsequent to the date hereof in writing and signed by a duly authorized representative of the party to be bound thereby.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be properly executed and effective as of the day and year first above indicated, and the persons signing warrant that they are duly authorized to sign for and on behalf of their respective parties.


                                   SQUARE D COMPANY

                                   By:  ______________________________________

                                   Name:  Walter W. Kurczeaski

                                   Title:  Corporate Vice President.
                                           General Counsel & Secretary

                                   Date: October 4, 1995

WITNESS:

________________________



                                   MEDAR, INC.

                                   By:  ______________________________________

                                   Name:  Charles J. Drake

                                   Title:  Chairman of Board, Chief
                                           Executive Officer & President

                                   Date: October 12, 1995
WITNESS:

________________________



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                                   APPENDIX A





            Material omitted subject to an application for confidential treatment submitted to the Securities and Exchange Commission on November 9, 1995.









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